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                                                                     EXHIBIT 5.1


                             VInson & Elkins L.L.P.
                                Attorneys at Law

                             Vinson & Elkins L.L.P.
                             2300 First City Tower
                               1001 Fannin Street
                           Houston, Texas 77002-6760
                            Telephone (713) 758-2222
                               Fax (713) 758-2346


                                  May 14, 2002


Duke Energy Field Services, LLC
370 17th Street, Suite 900
Denver, Colorado 80202

Ladies and Gentlemen:

     We have acted as counsel for Duke Energy Field Services, LLC, a Delaware limited liability company (the "Company"), with respect to certain legal matters in connection with the registration by the Company and DEFS Capital Trust I, a Delaware statutory business trust (the "Trust"), under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) junior subordinated notes (the "Junior Subordinated Notes") to be purchased by the Trust with the proceeds from the sale of preferred securities by the Trust (the "Trust Preferred Securities") and (iii) a guarantee of the Trust Preferred Securities (the "Trust Preferred Securities Guarantee"), and (b) by the Trust from time to time pursuant to Rule 415 under the Securities Act of the Trust Preferred Securities. The Company has advised us that the aggregate initial offering prices of the Debt Securities, and Trust Preferred Securities (excluding the aggregate initial offering price of the Junior Subordinated Notes) offered by the Company and the Trust (collectively, including the Junior Subordinated Notes, the "Securities") will not exceed $500,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Company has advised us that the Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Company's and the Trust's Registration Statement on Form S-3 to which this opinion is an exhibit.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Limited Liability Company Agreement of the Company, as amended to the date hereof; (ii) the Indenture for Senior Debt Securities dated as of August 16, 2000 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as supplemented by the First Supplemental Indenture dated as of August 16, 2000, the Second Supplemental Indenture dated as of February 2, 2001 and the Third Supplemental Indenture dated as of November 9, 2001 (together, the "Senior Indenture"); (iii) a form of the Indenture for Subordinated Debt Securities (including Junior Subordinated Notes) to



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May 14, 2002

be entered into between the Company and JPMorgan Chase Bank (the "Subordinated Indenture," and together with the Senior Indenture, the "Indentures," and each, an "Indenture"), in the form included as an exhibit to the Registration Statement; (iv) a form of Trust Preferred Securities Guarantee Agreement to be entered into by the Company and JPMorgan Chase Bank (the "Guarantee Agreement"), in the form included as an exhibit to the Registration Statement; and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

     As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

     In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity;
(vi) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (ix) the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture or other instruments establishing a series of Debt Securities or Junior Subordinated Notes, as the case may be, to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder; and (x) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

     Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

               1. With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary limited liability company action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having



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Duke Energy Field Services, LLC
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May 14, 2002


     jurisdiction over the Company and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or a committee thereof), then upon payment of the consideration provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Senior Indenture.

          2. With respect to Debt Securities, including the Junior Subordinated Notes, to be issued under the Subordinated Indenture ("Subordinated Debt Securities"), when (i) the Subordinated Indenture has been duly authorized, executed and delivered by the Company to the subordinated trustee, (ii) the Subordinated Indenture has been duly qualified under the TIA, (iii) the Board of Directors of the Company (or a committee thereof) has taken all necessary limited liability company action to approve the issuance and terms of such Subordinated Debt Securities, the terms of the offering thereof and related matters, (iv) the terms of such Subordinated Debt Securities and their issuance and sale and the terms of the Subordinated Indenture have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (v) such Subordinated Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or a committee thereof), then upon payment of the consideration provided for therein, such Subordinated Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Subordinated Indenture.

          3. With respect to the Trust Preferred Securities Guarantee, when (i) the Guarantee Agreement has been duly authorized, executed, issued and delivered by the Company to the guarantee trustee in accordance with the provisions of the Guarantee Agreement approved by the Board of Directors of the Company (or a committee thereof), (ii) the Guarantee Agreement has been duly qualified under the TIA and (iii) the Board of Directors of the Company (or a committee thereof) has taken all necessary limited liability company action to approve and establish the terms of the Guarantee Agreement and the Trust Preferred Securities Guarantee and to authorize and approve the issuance thereof, the terms of the offering and related matters, then upon payment for and delivery of the Trust Preferred Securities in accordance with the applicable purchase agreement, the Trust Preferred Securities Guarantee will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency,



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Duke Energy Field Services, LLC
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May 14, 2002

fraudulent transfer or conveyance, reorganization, moratorium or other laws relating to or affecting creditors' rights generally, and to general equitable or public policy principles, and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

     We express no opinions concerning (i) the validity or enforceability of any provisions contained in Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

     The foregoing opinions are limited in all respects to the laws of the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the laws of the State of New York and the federal law of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Validity of the Securities" in the prospectus forming a part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                          Very truly yours,

                                          /s/ Vinson & Elkins L.L.P.

                                          Vinson & Elkins L.L.P.